Exhibit 99.1

Contact:

Lotus Pharmaceuticals, Inc.	CCG Investor Relations Inc.

Mr. Adam Wasserman, CFO	Mr. Crocker Coulson, President

Phone: (877) 801-0344	Phone: (646) 213-1915 (New York)

E-mail: info@LotusEast.com	E-mail: crocker.coulson@ccgir.com

Website: http://www.lotuseast.com	Website: http://www.ccgir.com

Lotus Pharmaceuticals Announces Third Quarter 2008 Results

Beijing, China, November 18, 2008 – Lotus Pharmaceuticals, Inc. (OTC BB: LTUS) (“Lotus” or the “Company”), a company that controls and operates pharmaceutical companies in the People’s Republic of China (“PRC”), today announced financial results for the quarter and nine months ended September 30, 2008.

Third Quarter 2008 Highlights

•	Total revenues were $16.7 million, compared to $16.6 million in the third quarter of 2007
•	Gross profit was $8.5 million, up 26.7% from the third quarter of 2007, and gross margin was 50.8% compared to 40.5% in the third quarter of 2007
•	Net income was $3.2 million, or $0.07 per diluted share, up 44.7% from $2.2 million, or $0.05 per diluted share, in the third quarter of 2007
•

Excluding non-cash financing costs, adjusted net income was $3.6 million, or $0.08 per fully diluted share, compared to adjusted net income of $2.9 million, or $0.07 per fully diluted share, in the third quarter of 2007

•	Received formal notice from China’s State Food and Drug Administration (SFDA) that it has started to evaluate the asthma drug Laevo-Bambutero for clinical trials
•	Submitted a manufacturing patent application to the State Intellectual Property Office for Gliclazide sustained-release tablets used in the treatment of diabetes

“We are pleased to have improved our profitability in the third quarter of 2008. We started a sales and accounts receivable collections incentive program in the second quarter of 2008 which paid higher than usual sales commissions and bonuses for collecting accounts receivable. The amount that we paid in commissions and bonuses in these incentive programs declined in the third quarter compared to the second quarter of 2008, which helped improve our margins and net income. Sales remained good and profitability improved after the impact of these incentive programs on our expenses declined,” said Dr. Zhongyi Liu, Chairman and CEO of Lotus Pharmaceuticals, Inc. “During this quarter, we continued working toward getting government approvals for new pharmaceutical products which we plan to manufacture and distribute as soon as we receive those approvals.”

Third Quarter 2008 Results

Lotus Pharmaceutical’s total net revenue was $16.7 million in the third quarter of 2008, compared to $16.5 million in the third quarter of 2007. Wholesale distribution and manufacturing revenue was $13.8 million in the third quarter of 2008, compared to $11.4 million in the third quarter of 2007, a $2.4 million or 208.9% increase. Retail revenue was $1.2 million in the third quarter of 2008, compared to $1.6 million in the third quarter of 2007, a $0.4 million or 26.8% decrease. Retail sales by the Company’s pharmacies were affected by China’s summer Olympic Games, during which there was an overall slowdown of pharmaceutical product sales to consumers in Beijing. The slowdown of overall economic growth in China throughout the third quarter of 2008 also resulted in fewer non-essential pharmaceutical items being purchased from the pharmacies. Other revenues were $1.7 million in the third quarter of 2008 compared to $3.5 million in the third quarter of 2007 mostly because of a decrease in third-party manufacturing, research and development and lab testing services.

Gross profit in the third quarter of 2008 was $8.5 million, an increase of 26.7% from $6.7 million in the third quarter of 2007. Gross margin was 50.8%, up from 40.5% in the third quarter of 2007.

Operating expenses were $4.7 million in the third quarter of 2008, a 30.9% increase from $3.6 million in the third quarter of 2007. Most of the increase was because of an increase in selling expenses, which were $4.3 million in the third quarter of 2008 compared to $1.4 million in the third quarter of 2007. Selling expense as a percentage of total revenue was 25.7% of total net revenue in the third quarter of 2008 and 8.7% in the third quarter of 2007. For the third quarter of 2008, selling expense declined by $1.6 million as compared to the second quarter of 2008. Consequently, the Company’s operating margin improved in the third quarter of 2008 compared to the second quarter of 2008 because the impact of an incentive program that paid higher than usual commissions to sales people and accounts receivable personnel in the second quarter decreased in the third quarter of 2008.

Research and development expenses were $12,448 in the third quarter of 2008, compared to $1.3 million in the third quarter of 2007. General and administrative expenses were $420,716, down from $912,546 in the second quarter of 2007.

Operating income was $3.8 million in the third quarter of 2008, a 21.7% increase from $3.1 million in the third quarter of 2007.

Net income for the third quarter of 2008 was $3.2 million, or $0.07 per diluted share, compared to $2.2 million, or $0.05 per fully diluted share, in the third quarter of 2007.

Adjusting net income for non-cash financing costs associated with its convertible notes and convertible preferred stock, adjusted net income was $3.6 million, or $0.08 per fully diluted share, in the third quarter of 2008, compared to adjusted net income of $2.9 million, or $0.07 per fully diluted share, in the third quarter of 2007.

Nine Month Financial Results

Revenues for the first nine months of 2008 were $47.8 million, up 27.0% from revenues of $37.6 million for the first nine months of 2007. This increase was attributable to strong sales for the Company’s Brimonidine Tartrate Eye Drops, used in the treatment of glaucoma, and strong sales of a number of third party manufactured drugs. Gross profit was $22.1 million, up 46.3% from gross profit of $14.9 million for the first nine months of 2007. Gross margin was 46.3%, compared to 39.6% for the first nine months of 2007. The cost of sales as a percentage of sales declined to 53.7% in the first nine months of 2008 compared to 60.4% in the first nine months of 2007 because of more efficient production cost controls and improved purchasing practices. Operating income was $8.0 million, compared to $7.9 million for the first nine months of fiscal 2007.

Net income was $6.4 million, or $0.13 per fully diluted share, compared to $6.1 million, or $0.14 per fully diluted share, for the first nine months of fiscal 2007.

Adjusting net income for non-cash financing costs associated with its convertible notes and convertible preferred stock, adjusted non-GAAP net income was $7.5 million, or $0.15 per fully diluted share, for the first nine months of 2008, compared to adjusted net income of $7.3 million, or $0.16 per fully diluted share, for the first nine months of 2007.

Financial Condition

As of September 30, 2008, Lotus had $2.7 million in cash and equivalents, and $18.7 million of working capital. Accounts receivable net of allowance for doubtful accounts and sales returns were $13.9 million, compared to $20.4 million as of December 31, 2007. Total assets were $54.8 million compared to $36.9 million as of December 31, 2007. Total liabilities were $16.4 million compared to $10.3 million as of December 31, 2007. Stockholders’ equity as of September 30, 2008 was $38.4 million, up 44.1% from $26.6 million as of December 31, 2007.

The Company generated $16.0 million in net cash flow from operating activities in the first nine months of 2008, compared to $3.7 million in the first nine months of 2007. Net cash used in investing activities for the nine months ended September 30, 2008 amounted to $21.1 million made up of a $2.9 million deposit for a patent right to Laevo-Bambutero, a payment for land use rights in the Cha You Qian Qi Economy zone in Inner Mongolia of $16.8 million and the purchase of property and equipment of $1.4 million.

Recent Events

In September 2008, Lotus received formal notice from China’s State Food and Drug Administration (SFDA) that it is evaluating the Company’s drug Laevo-Bambutero for clinical trials. This evaluation is expected to take from six to nine months and will determine if and when stringent clinical trials begin. If approved, those clinical trials should take approximately eighteen months. Pending final approval for manufacturing and distribution from the SFDA, Lotus plans to launch sales of Laevo-Bambutero by 2012.

In September 2008, Lotus submitted a manufacturing patent application to China’s State Intellectual Property Office for the production of Gliclazide sustained-release tablets, used for the treatment of diabetes and complications associated with diabetes. The patent office will take about six months to evaluate the patent and make its final decision public. With an increasing elderly population and increasing ratio of people developing diabetes, Lotus believes that there will be a large market for this drug in the coming years.

In June 2008, Lotus entered into an agreement with the Cha You Qian Qi Economic Commission, Inner Mongolia, to purchase land use rights for property on which it plans to construct a facility for developing and manufacturing pharmaceutical products. The agreement through which Lotus acquired land use rights to the property stipulates that construction of a manufacturing facility on the property must start by September 3, 2008. Lotus recently installed water, gas and electrical lines on the property. Construction is scheduled to continue in April 2009 because it is too difficult and expensive to build in the winter months.

2008 Outlook

“We are pleased that there is progress on our getting approval fro the SFDA to manufacture and distribute Laevo-Bambutero, which we think will be an important new asthma drug. We look forward to finding out if we will be granted a patent to manufacture Gliclazide sustained-release tablets, used for the treatment of diabetes, an illness that is rapidly spreading in China,” said Dr. Liu. “In the fourth quarter of 2008, we expect to expand our wholesale distribution of pharmaceutical products manufactured by third-parties along with our own branded products. We see sustainable growth in China for the products that we manufacture and distribute.”

“Construction of a research and development and manufacturing facility in Inner Mongolia is currently delayed because of the approach of winter weather. We look forward to moving forward on this project in the spring of 2009,” concluded Dr. Liu.”

Conference Call

Lotus’ management will host a conference call at 9:00 a.m. Eastern Standard Time on Tuesday, November 18, 2008 to discuss results for the quarter ended September 30, 2008. To participate in this live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: 866-800-8648. International callers should call 617-614-2702. The Conference Pass Code is 151 721 84.

Replay of the conference call will be available from 11 a.m. Eastern Standard Time on Tuesday, November 18 for fourteen days. To access the replay, call 888-286-8010. International callers should call 617-801-6888. The Conference Pass Code is 346 912 68.

Use of Non-GAAP Financial Information

GAAP results for the three and nine month periods ended September 30, 2008 and September 30, 2007 include certain non-cash debt financing expenses related to the Company’s convertible notes and convertible mandatorily redeemable preferred stock. To supplement the Company’s condensed consolidated financial statements presented on a GAAP basis, the Company has provided non-GAAP financial information, adjusted net income and adjusted earnings per share, excluding the impact of these items in this release. The Company’s management believes that these non-GAAP measures provide investors with a better understanding of how the results relate to the Company’s historical performance. A reconciliation of adjustments to GAAP results appears below. This additional non-GAAP information is not meant to be considered in isolation or as a substitute for GAAP financials. The non-GAAP financial information that the Company provides also may differ from the non-GAAP information provided by other companies.

About Lotus Pharmaceuticals, Inc.

Lotus Pharmaceuticals, Inc. (“Lotus”) controls and operates Liangfang Pharmaceutical, Ltd. (“Liangfang”) and Enze Jiashi Pharmaceutical, Ltd. (“Enze”), two Chinese pharmaceutical companies located in Beijing (together “Lotus East”). Lotus East is a comprehensive enterprise, which deals in an integration of the production, trade, sales and marketing of pharmaceuticals. The Company possesses some of the most advanced pharmaceutical-production equipment used in China, workshops authenticated by the National GMP, a suite of various medicines produced by Lotus East, and a number of high-tech personnel. Lotus East has business and office facilities of 2,000 square meters, warehouse of 1,000 square meters and operates ten retail pharmacies in the Beijing area. Lotus East performs scientific research on new medicines, and the production, wholesale and retail sale of medicines through 10 retail pharmacy location through Beijing.

Safe Harbor Statement

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words “estimate,” “project,” “intend,” “forecast,” “anticipate,” “plan,” “planning,” “expect,” “believe,” “will likely,” “should,” “could,” “would,” “may” or words or expressions of similar meaning. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from those included within the forward-looking statements. The potential risks and uncertainties include, among others, the Company’s limited operating history, the limited financial resources, domestic or global economic conditions -- especially those relating to China, activities of competitors and the presence of new or additional competition, and changes in Federal or State laws, restrictions and regulations on doing business in a foreign country, in particular China, and conditions of equity markets. More information about the potential factors that could affect the Company’s business and financial results is included in the Company’s filings, available via the United States Securities and Exchange Commission.

-     Financial Tables Follow     -

LOTUS PHARMACEUTICALS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
		(As Restated)		(As Restated)
NET REVENUES:
Wholesale	$13,818,369	$11,429,926	$40,749,696	$25,715,018
Retail	1,203,698	1,643,501	2,606,091	3,244,739
Other revenues	1,681,817	3,480,922	4,442,886	8,689,579

Total Net Revenues	16,703,884	16,554,349	47,798,673	37,649,336

COST OF SALES	8,219,358	9,856,382	25,684,501	22,738,456

GROSS PROFIT	8,484,526	6,697,967	22,114,172	14,910,880

OPERATING EXPENSES:
Selling expenses	4,293,704	1,441,950	11,291,590	2,864,746
Research and development	12,448	1,255,844	1,193,916	1,549,132
General and administrative	420,716	912,546	1,589,176	2,631,356

Total Operating Expenses	4,726,868	3,610,340	14,074,682	7,045,234

INCOME FROM OPERATIONS	3,757,658	3,087,627	8,039,490	7,865,646

OTHER INCOME (EXPENSE):
Debt issuance costs	(99,516)	(58,679)	(261,919)	(146,699)
Registration rights penalty	—	—	(650)	(110,000)
Interest income	9,032	—	11,620	—
Interest expense	(453,498)	(807,608)	(1,399,507)	(1,508,781)

Total Other Income (Expense)	(543,982)	(866,287)	(1,650,456)	(1,765,480)

INCOME BEFORE INCOME TAXES	3,213,676	2,221,340	6,389,034	6,100,166

INCOME TAXES	—	—	—	—

NET INCOME	$3,213,676	$2,221,340	$6,389,034	$6,100,166

COMPREHENSIVE INCOME:
NET INCOME	$3,213,676	2,221,340	$6,389,034	6,100,166

OTHER COMPREHENSIVE INCOME:
Unrealized foreign currency translation gain	$127,833	180,895	$2,173,475	552,815

COMPREHENSIVE INCOME	$3,341,509	$2,402,235	$8,562,509	$6,652,981

NET INCOME PER COMMON SHARE:
Basic	$0.08	$0.05	$0.15	$0.15
Diluted	$0.07	$0.05	$0.13	$0.14

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	42,420,239	41,356,483	42,269,997	41,317,461
Diluted	48,167,357	44,356,483	48,017,115	44,317,461

LOTUS PHARMACEUTICALS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31
	2008	2007
ASSETS	(Unaudited)

CURRENT ASSETS:
Cash	$2,656,770	$4,557,957
Accounts receivable, net of allowance for doubtful accounts and sale returns	13,882,298	20,430,827
Inventories, net of reserve for obsolete inventory	8,621,880	3,410,739
Prepaid expenses	77,440	1,009,382
Deferred debt costs	563,928	29,340

Total Current Assets	25,802,316	29,438,245

PROPERTY AND EQUIPMENT - Net	7,679,960	6,169,966

OTHER ASSETS
Deposit on patent license	2,917,536	—
Deposit on land use right	17,120,100	—
Intangible assets, net of accumulated amortization	1,266,020	1,291,322

Total Assets	$54,785,932	$36,899,533

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Convertible debt, net of debt discount	$—	$2,561,645
Accounts payable and accrued expenses	1,845,398	764,491
Value-added and service taxes payable	3,303,152	572,200
Advances from customers	—	34,531
Unearned revenue	629,084	530,063
Due to related parties	1,355,077	323,178

Total Current Liabilities	7,132,711	4,786,108

LONG-TERM LIABILITIES:
Due to related parties	656,446	738,300
Notes payable - related parties	5,055,787	4,738,508
Series A convertible redeemable preferred stock, $.001 par value; 10,000,000 shares authorized; 5,747,118 and -0- shares issued and outstanding as of September 30, 2008 and December 31, 2007, respectively	3,559,941	—

Total Liabilities	16,404,885	10,262,916

SHAREHOLDERS' EQUITY:
Common stock ($.001 par value; 200,000,000 shares authorized; 42,420,239 and 41,794,200 shares issued and outstanding as of September 30, 2008 and December 31, 2007, respectively)	42,420	41,794
Additional paid-in capital	11,277,143	8,095,848
Statutory reserves	3,022,992	2,161,505
Retained earnings	19,883,460	14,355,913
Other comprehensive gain - cumulative foreign currency translation adjustment	4,155,032	1,981,557

Total Shareholders' Equity	38,381,047	26,636,617

Total Liabilities and Shareholders' Equity	$54,785,932	$36,899,533

LOTUS PHARMACEUTICALS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Nine Months Ended
	September 30,
	2008	2007
		(As Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$6,389,034	$6,100,166
Adjustments to reconcile net income from operations to net cash provided by (used in) operating activities:
Depreciation and amortization	469,455	422,055
Amortization of deferred debt issuance costs	261,545	146,699
Amortization of debt discount	208,355	1,041,774
Amortization of discount on convertible redeemable preferred stock	592,966
Stock base compensation	392,341	239,200
Warrant repricing	74,593
Decrease in allowance for doubtful accounts and sales returns	(490,310)	(1,723,258)
Changes in assets and liabilities:
Accounts receivable	8,244,225	(6,327,758)
Inventories	(4,880,418)	2,390,052
Prepaid expenses and other current assets	1,080,576	251,225
Accounts payable and accrued expenses	1,032,245	(101,796)
Value-added and service taxes payable	2,637,331	1,298,344
Unearned revenue	62,225	122,924
Advances from customers	(36,086)	(170,971)

NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	16,038,077	3,688,656

CASH FLOWS FROM INVESTING ACTIVITIES:
Collections from related party advances	—	801,238
Deposit on patent right	(2,857,608)	—
Deposit on land use right	(16,768,445)	—
Purchase of Intangible Asset	(3,429)	—
Purchase of property and equipment	(1,430,894)	(384,198)

NET CASH (USED IN) INVESTING ACTIVITIES	(21,060,376)	417,040

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds (payments) from convertible debt	(2,520,000)	2,950,000
Proceeds from sale of convertible redeemable preferred stocks	5,000,000	—
Payment of debt issuance costs	(468,568)	(231,526)
Proceeds from related party advances	860,916	—
Repayments of related party advances	—	(863,480)
Repayments of notes payable - related parties	—	(1,971,772)

NET CASH PROVIDED BY FINANCING ACTIVITIES	2,872,348	(116,778)

EFFECT OF EXCHANGE RATE ON CASH	248,764	116,228

NET (DECREASE) INCREASE IN CASH	(1,901,187)	4,105,146

CASH - beginning of period	4,557,957	2,089,156

CASH - end of period	$2,656,770	$6,194,302

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$103,250	$1,582,393
Income taxes	$—	$—

Non-cash operating, investing and financing activities:
Warrants issued for prepaid financing costs	$327,565	$—
Warrants issued for consulting expenses	$178,187	$—
Common stock issued for compensation	$318,551	$—
Common stock issued for conversion of convertible debt	$250,000	$—
Debt discount for grant of warrants and beneficial conversion feature	$2,033,025	$—

LOTUS PHARMACEUTICALS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL DATA

	For the Three Months Ended		For the Three Months Ended
Adjusted Net income	September 30, 2008		September 30, 2007

Net Income (Loss) Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS

Adjusted Amount	3,567,320	0.08	2,888,058	0.06
Adjustments
Non cash debt financing costs (1)	353,644	0.01	666,718	0.01
Amount per consolidated statement of operations	3,213,676	0.07	2,221,340	0.05

(1) Non cash debt financing costs for Q3 2008 includes amortization of debt issuance costs of $99,516 and amortization of discount on convertible redeemable preferred stock of $254,128; Non cash debt financing costs for Q3 2007 includes amortization of debt issuance costs of $58,679 amortization of debt discount of $608,039.

	For the Nine Months Ended		For the Nine Months Ended
Adjusted Net income	September 30, 2008		September 30, 2007

Net Income (Loss) Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS

Adjusted Amount	7,451,900	0.15	7,288,639	0.17
Adjustments
Non cash debt financing costs (2)	1,062,866	0.02	1,188,473	0.03
Amount per consolidated statement of operations	6,389,034	0.13	6,100,166	0.14

(2) Non cash debt financing costs for the nine months ended September 30, 2008 includes amortization of debt issuance costs of $261,545, amortization of debt discount of $208,355 and amortization of discount on convertible redeemable preferred stock of $592,966; Non cash debt financing costs for the nine months ended September 30, 2007 includes amortization of debt issuance costs of $146,699 and amortization of debt discount of $1,041,774.